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                                                                   Exhibit 10.34

                                 August 15, 2002

Janet Hoey
268 Wilson Rd.
Fall River, MA 02720

Dear Ms. Hoey,

As you know, Provant, Inc., (the "Company"), is in the process of exploring various strategic and restructuring alternatives for the Company. During this period, we believe that it is in the best interest of the Company to offer you the retention benefit described below. This arrangement is being made to help assure a continued dedication by you to your duties to the Company during the pendency of any restructure or strategic transaction involving the Company. Consequently, the Company agrees with you as follows:

     1. If your position is terminated for any reason other than cause during the next twelve-month period ending August 15, 2003, then you will receive six months severance pay to be paid through the normal payroll cycle.

     2. This Agreement shall be binding upon and inure to the benefit of you, your estate and the Company and any successor or assign of the Company, but neither this Agreement nor any rights arising hereunder may be assigned or pledged by you. If you should die while any amount would still be payable to you hereunder if you had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee, or other designee or, if there be no such designee, to your estate.

     3. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume and perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

     4. You are hereby agree not to disclose to any person (except your spouse, attorney or financial advisor), organization or agency the terms of this Agreement except as required by law and then only after notice is given by you or your attorney to the Company such that, where feasible, the Company will have a reasonable prior opportunity to oppose such disclosure.

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        5.  Nothing in this Agreement shall prevent or limit your continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company and of which you may qualify. Amounts which are vested benefits or which you are otherwise entitled to receive under any plan or program of the Company at or subsequent to any Change of Control shall be payable in accordance with such plan or program unless required to be paid earlier in accordance with this Agreement.

        6. Nothing in this Agreement shall be construed as granting to you any right with respect to your continued employment by the Company. Except as may otherwise be limited by a written agreement between the Company and you, the right of the Company to terminate at will your employment at any time (whether by dismissal, discharge, retirement of otherwise) is specifically reserved by the Company.

        7. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by you and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the time or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party, which are set forth expressly in this agreement. The validity, interpretation, construction and performance of this agreement shall be governed by the laws of the State of Delaware without regard to choice or conflicts of law principles.

If the foregoing is in accordance with your understanding, please sign and return the enclosed copy of this letter, whereupon this letter and such copy will constitute a binding agreement under seal between you and the Company on the basis set forth above.

                                Very truly yours,

                                PROVANT, INC.



                                BY: /s/ Norman G. Fornella
                                Name:  Norman G. Fornella
                                Title: Executive Vice President, Chief Financial
                                       Officer

Acknowledged and Agreed to:

Janet Hoey

/s/ Janet Hoey